                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                Grey Wolf, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                 GREY WOLF, INC.

                       10370 RICHMOND AVENUE, SUITE 600
                              HOUSTON, TEXAS 77042

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 15, 2001

                                   ---------


         Notice is hereby given that the annual meeting of shareholders of Grey Wolf, Inc. a Texas corporation (the "Company"), will be held at the Adam's Mark Hotel, 2900 Briarpark Drive, Houston, Texas 77042 on May 15, 2001, at 8:30 a.m., Houston, Texas time, and any adjournment or postponement thereof, for the following purposes:

         1.       To elect two directors; and

         2. To consider and act upon such other business as may properly be presented at the annual meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 29, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. A shareholders' list will be available commencing MAY 4, 2001, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.

         Your vote is important. Whether or not you plan to attend the annual meeting in person, we request that you sign, date and return the enclosed proxy card promptly in the enclosed stamped envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                        By Order of the Board of Directors,



                                        DAVID W. WEHLMANN,
                                        Secretary

March 30, 2001

                                 GREY WOLF, INC.

                        10370 RICHMOND AVENUE, SUITE 600
                              HOUSTON, TEXAS 77042

                                 PROXY STATEMENT

         This proxy statement, the accompanying Notice of Meeting of Shareholders and the enclosed proxy card are first being mailed to the shareholders of Grey Wolf, Inc., a Texas corporation (the "Company"), commencing on or about April 2, 2001, in connection with the solicitation by the board of directors of the Company (the "Board of Directors") of proxies to be voted at the annual meeting of shareholders to be held at the Adam's Mark Hotel, 2900 Briarpark Drive, Houston, Texas 77042 on Tuesday, May 15, 2001, at 8:30 a.m., Houston, Texas time and at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying notice.

         Proxies will be voted in accordance with the directions specified thereon and otherwise in the discretion of the persons designated as proxies on other matters properly brought before the Meeting. Any proxy on which no direction is specified will be voted "FOR" the election of the nominees named herein to Class II of the Board of Directors under Proposal 1.

         A shareholder may revoke a proxy by:

         o    delivering to the Company written notice of revocation;

         o    delivering to the Company a signed proxy of a later date; or

         o    appearing at the Meeting and voting in person.

Votes will be tabulated and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote.

                                VOTING AT MEETING

         The Board of Directors selected March 29, 2001 as the record date (the "Record Date") for determining shareholders entitled to vote at the Meeting. On the Record Date there were 180,422,151 shares of the Company's common stock, par value $.10 per share (the "Common Stock") outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on all matters presented at the Meeting. Holders of a majority of the outstanding shares of Common Stock must be present, in person or by proxy, to constitute a quorum for the transaction of business. The election of directors requires a plurality of votes cast at the Meeting with respect to the election of directors. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as present for purposes of determining whether a quorum is present, but will have no effect on the election of directors.

         If a quorum is not obtained the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting (except for any proxies which have been revoked).

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Company's Bylaws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office for each class expiring on the date of the third annual shareholders' meeting for the election of directors following the most recent election of directors for such class.

GENERAL INFORMATION

         The term of office of the Company's Class II Directors, James K.B. Nelson and Roy T. Oliver, Jr., will expire at this year's Meeting. Upon the nomination of the Board of Directors at its meeting on February 20, 2001, Mr. Nelson is standing for reelection as a Class II Director at the Meeting. In addition, Mr. Robert E. Rose has been nominated as a Class II Director at the Meeting. Mr. Oliver, a director of the Company since 1996, will not stand for reelection at the Meeting. If elected, each of Messrs. Nelson and Rose will hold office until the Company's Annual Meeting in 2004 and until his successor is elected and qualified.

         The persons named as proxies in the enclosed proxy have been designated by the Board of Directors and, unless otherwise directed, intend to vote for the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. Set forth below under "Class I Directors" and "Class III Directors" are the names of the other Directors of the Company currently in office. Class III Directors will continue to serve until the Company's Annual Meeting of Shareholders in 2002 and Class I Directors will continue to serve until the Company's Annual Meeting of Shareholders in 2003. All Directors, or nominees for election, have been elected previously as Directors by the shareholders, except for Mr. Rose who is standing for election as a Class II director for the first time this year.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR BOTH NOMINEES TO CLASS II OF THE COMPANY'S BOARD OF DIRECTORS.

DIRECTORS

         Set forth below is certain information (ages as of March 30, 2001) regarding each nominee for election to Class II of the Board of Directors and each director of the Company.

                                CLASS II NOMINEES

                                                                                                         DIRECTOR
NAME AND BIOGRAPHY                                                                             AGE        SINCE
----------------------------------------------------------------------------------------       ----      --------
         James K. B. Nelson has been a director of the Company since 1997.  Prior to the        73         1997
acquisition of Grey Wolf Drilling Company ("GWDC") by the Company in 1997,
Mr. Nelson served as President and Chief Executive Officer of GWDC since 1978.  He joined GWDC in 1960 and began his career in the oil field drilling industry as a roughneck in 1946.

         Robert E. Rose serves as Chairman, President and Chief Executive Officer of            62           --
Global Marine Inc., an international offshore drilling contractor.  Mr. Rose has served in this capacity since May 1999 and served as President, Chief Executive Officer and a
Director of Global Marine Inc. since May 1998.  Prior to that Mr. Rose was President,
Chief Executive Officer and Director of Diamond Offshore Drilling, Inc. ("Diamond
Offshore").  He serves on the Department of Energy's National Petroleum Council and
Spindletop International's Board of Trustees.  Mr. Rose is a member of the board of directors of Superior Energy Services, Inc., the American Bureau of Shipping, the Offshore
Energy Center (Vice Chairman Emeritus), the American Petroleum Institute, the National
Ocean Industries Association (chairman - 1998) and the International Association of
Drilling Contractors (chairman - 1994).


                               CLASS III DIRECTORS

                                                                                                         DIRECTOR
NAME AND BIOGRAPHY                                                                             AGE        SINCE
----------------------------------------------------------------------------------------       ----      --------
         Steven A. Webster has been a director of the Company since August 1996.  He was        49          1996
the President and Chief Executive Officer of R&B Falcon Corporation, a marine oil and gas drilling contractor from 1998 until 1999.  He was the Chairman of the Board and Chief
Executive Officer of Falcon Drilling Company, Inc., a marine oil and gas drilling contractor from 1988 until 1997.  He currently serves as Managing Director of Global
Energy Partners, an affiliate of the Merchant Banking division of Credit Suisse First
Boston, which makes private equity investments in the energy industry.  He serves as a director of Camden Property Trust, a real estate investment trust; Brigham Exploration
Company, an oil and gas exploration company; Geokinetics, Inc., a 3-D seismic acquisition and geophysical services provider to the oil and gas industry; Guardian Holdings, Inc., a financial institution; Tulsa Industries, Inc., a manufacturer of oilfield equipment; Michael
Petroleum Corporation, an oil and gas exploration company; and Chairman of Carrizo Oil and Gas, an oil and gas exploration company.

                               CLASS III DIRECTORS


         William R. Ziegler has been a director of the Company since August 1996 and is         58        1996
currently Vice Chairman of the Board of Directors.  He has been of counsel to the law firm of Satterlee Stephens Burke & Burke LLP since January 2001.  Prior to that time he was a partner in that law firm and predecessor firms for over five years.  Mr. Ziegler is a director of Geokinetics, Inc., a 3-D seismic acquisition and geophysical services provider to the oil and gas industry; and a director of Flotek Industries, Inc., an oil services equipment supplier.

                                CLASS I DIRECTORS

                                                                                                         DIRECTOR
NAME AND BIOGRAPHY                                                                             AGE        SINCE
----------------------------------------------------------------------------------------       ----      --------

         Frank M. Brown became a director of the Company on May 9, 2000.  Since                 56        2000
September 2000, Mr. Brown has served as President of Fairweather International, Inc., an
Alaskan-based consulting company.  He served as Senior Vice President of ARCO Alaska,
Inc. since 1994 until his retirement in 1999.  Prior to that Mr. Brown was President of
ARCO Long Beach Company from 1992 to 1994 and served as President of THUMS Long
Beach Company from 1990 to 1992.  For eight years before joining THUMS, he was
Operations Manager of ARCO's Gulf of Mexico and Louisiana region.  Mr. Brown was employed for 29 years by ARCO and related companies, all of which were engaged in the exploration and production of oil and gas.  He currently serves as Co-Chairman of the
Alaska Highway Natural Gas Policy Council.


         William T. Donovan has been a director of the Company since 1997.  Since               49        1997
1980, Mr. Donovan has been a Principal and Managing Director of Lubar & Co., a private investment and venture capital firm.  Mr. Donovan also serves as President, Chief
Executive Officer and a director of C2, Inc., a Wisconsin corporation, which engages in various operating and investment activities and as a director of various private industrial companies.  Mr. Donovan previously served as President, Chief Financial Officer, and was a director, of Christiana Companies, Inc., prior to its merger with Weatherford
International, Inc. in February 1999.  Prior to joining Lubar & Co., Mr. Donovan was an officer with Manufacturers Hanover Trust Company from 1976 until 1980, where he specialized in merger and acquisition financing.

         Thomas P. Richards became a director of the Company on March 24, 1998 and              57        1998
has been Chairman of the Board since November 1998.  Mr. Richards joined the Company in September 1996 as President and Chief Executive Officer.  Mr. Richards was with
Diamond Offshore from September 1990 until September 1996.  He started as Senior Vice
President of Diamond M Corporation ("Diamond M"), a subsidiary of Diamond Offshore, in 1990 and was serving as Senior Vice President of Worldwide Operations when he left
Diamond Offshore in 1996.  Mr. Richards served as Vice President--Land for Penrod
Drilling Corporation ("Penrod") from January 1989 until September 1990 when
Diamond M purchased substantially all of Penrod's land drilling assets.  From February
1974 until December 1988, Mr. Richards owned and served as President and Chief
Executive Officer of Richards Drilling Company, a land drilling contractor based in Bay
City, Texas.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

         The Board of Directors has several standing committees, including an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

         Audit Committee. During 2000, the Audit Committee was composed of Messrs. Brown, Donovan and Nelson. During 2000, the Audit Committee met twice. The functions of the Audit Committee include (i) reviewing (a) the Company's financial reports and other financial information and (b) the accounting principles and practices employed by the Company; (ii) meeting with the Company's independent auditors to review their report and discuss matters pertaining to their audit; and (iii) recommending annually to the Board of Directors the appointment of the Company's independent auditors. The Audit Committee is governed by a written charter approved by the Board of Directors.

         Compensation Committee. The Compensation Committee is currently composed of Messrs. Brown, Nelson and Webster. During 2000, the Compensation Committee met once. The Compensation Committee (i) recommends to the Board the compensation for the Company's officers; (ii) administers and makes awards under the Company's compensation plans; and (iii) monitors and makes recommendation with respect to the Company's various employee benefit plans.

         Executive Committee. The Executive Committee is currently composed of Messrs. Donovan, Richards and Ziegler. During 2000, the Executive Committee met twice. The Executive Committee exercises the powers of the Board of Directors when the Board is not in session, except for specific authority retained by the Board. The Board has retained authority relating to, among other things, (i) amendments to the Articles of Incorporation and Bylaws; (ii) mergers, consolidations, sales or exchanges involving substantially all of the Company's assets; (iii) declarations of dividends; and (iv) issuances of stock.

         Nominating Committee. The Nominating Committee is currently composed of Messrs. Donovan, Oliver and Ziegler. During 2000, the Nominating Committee met once. The Nominating Committee recommends to the Board of Directors nominees for election to the Company's Board of Directors. Shareholders who desire to recommend nominees for election as directors should forward any such recommendation, together with the proposed nominee's qualifications and consent to be considered as a nominee, to the Secretary of the Company on or after December 3, 2001 but not later than February 1, 2002.

         During 2000, there were seven meetings of the Board of Directors. Each director attended at least 75% or more of the aggregate number of meetings of the Board and each committee on which he served during 2000.

         Each director who is not an employee of the Company is paid an annual fee of $10,000 plus travel expenses, if any. Directors are not compensated for service on committees of the Board.

EXECUTIVE OFFICERS

         The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors at its first meeting following the annual meeting of shareholders. In addition to Messrs. Richards and Ziegler, who are listed in the foregoing table, the Company's executive officers are as follows:

          NAME                   AGE              POSITION WITH THE COMPANY
          ----                   ---              -------------------------
Edward S. Jacob, III             48         Senior Vice President--Marketing
Gary D. Lee                      55         Senior Vice President--Human Resources
Ronnie E. McBride                51         Senior Vice President--Domestic Operations
David W. Wehlmann                42         Senior Vice President, Chief Financial Officer and Secretary
Merrie S. Costley                41         Vice President and Controller
Donald J. Guedry, Jr.            44         Vice President and Treasurer

         Edward S. Jacob, III joined the Company in January 1999 as Vice President--Marketing and was appointed Senior Vice President--Marketing of the Company in November 1999. He served as Vice President--Operations of Bayard Drilling Technologies, Inc. from December 1996 until June 1997, at which time he was promoted to Executive Vice President of Bayard and served at this position until January 1999. Prior to December 1996, Mr. Jacob served in various operational and marketing positions with Helmerich & Payne International Drilling for 13 years.

         Gary D. Lee joined the Company in March 1997 as Vice President--Human Resources and was appointed Senior Vice President--Human Resources in February 2000. Prior to joining the Company, he was with Diamond Offshore from 1982 until 1997, where he served as Vice President--Human Resources from 1990 until March 1997.

         Ronnie E. McBride joined the Company in September 1996 as Senior Vice President--Domestic Operations. Mr. McBride was the Vice President of Turnkey Services at Diamond Offshore from December 1995 until September 1996. He served as Operational Manager of Diamond M from October 1991 until March 1993, at which time he was promoted to Vice President--Onshore Operations and served in this position until December 1995. Prior to October 1991, Mr. McBride was Vice President--Operations for Harkins & Company before its acquisition by Diamond M.

         David W. Wehlmann joined the Company in July 1996 as Vice President and Controller. He was promoted to Senior Vice President, Chief Financial Officer and Secretary in February 1998. From November 1994 until he joined the Company, Mr. Wehlmann was Vice President and Chief Accounting Officer of EnerVest Management Company, L.C., a privately-held oil and gas property acquisition and management company. Mr. Wehlmann was Controller of Convest Energy Corporation, a publicly traded oil and gas exploration and production company, from April 1991 until November 1994. Mr. Wehlmann is a certified public accountant.

         Merrie S. Costley joined the Company in January 1997 as Assistant Controller. She was promoted to Vice President and Controller in February 1998. She served as Financial Reporting Manager of Transworld Mortgage Corp., a mortgage service company, from February 1996 until December 1996 and at Arthur Andersen LLP from June 1988 until February 1996, most recently as Audit Experienced Manager. Ms. Costley is a certified public accountant.

         Donald J. Guedry, Jr. joined the Company in October 1996 as Treasurer. He was promoted to Vice President in November 1997. During the seven years prior to joining the Company, Mr. Guedry served in various treasury management positions for Weatherford Enterra, Inc. and a predecessor company.

OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

Management

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock by (i) all nominees for election as a director and directors of the Company, (ii) the chief executive officer and each of the other executive officers, and (iii) all directors and executive officers as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                                  AT MARCH 15, 2001
                                                              -------------------------
                                                                NUMBER(1)       PERCENT
                                                              ------------      ------
Thomas P. Richards....................................        1,618,620(2)         0.9
William R. Ziegler....................................        7,628,849(3)         4.2
Frank M. Brown........................................           28,000(4)           *
William T. Donovan....................................          707,938(5)           *
James K. B. Nelson....................................        4,719,091(6)         2.6
Roy T. Oliver, Jr.....................................        8,791,729(7)         4.9
Robert E. Rose........................................           20,000              *
Steven A. Webster.....................................        7,624,849(8)         4.2
Edward S. Jacob, III..................................          22,000(12)           *
Gary D. Lee...........................................          119,393(9)           *
Ronnie E. McBride.....................................         412,222(10)           *
David W. Wehlmann.....................................          90,580(12)           *
Merrie S. Costley.....................................          38,000(12)           *
Donald J. Guedry, Jr..................................          78,633(11)           *
Directors and Executive Officers as a group
     (14 persons named above).........................                            13.2

----------
                                        6

*    Indicates less than one percent.

(1) Each person has sole voting and investment power with respect to the shares of Common Stock listed, except as otherwise specified.

(2) Includes 1,018,620 shares of Common Stock underlying currently exercisable options, 150,000 shares of Common Stock and 450,000 shares of Common Stock underlying currently exercisable options owned by a limited partnership controlled by Mr. Richards for the benefit of his children.

(3) Includes 55,000 shares of Common Stock owned by Mr. Ziegler, 100,000 shares of Common Stock underlying currently exercisable options and 7,473,849 shares of Common Stock beneficially owned by Somerset Capital Partners ("SCP"), of which Mr. Ziegler is a general partner.

(4) Includes 3,000 shares of Common Stock owned by Mr. Brown and 25,000 shares of Common Stock underlying currently exercisable options.

(5) Includes 317,278 shares of Common Stock owned by Mr. Donovan, 100,000 shares of Common Stock underlying currently exercisable options, 268,660 shares of Common Stock beneficially owned through Cambridge Associates, L.P., a Wisconsin limited partnership ("Cambridge"), of which Mr. Donovan is a general partner, and 22,000 shares of Common Stock beneficially owned by family members living in the same household. Mr. Donovan disclaims ownership of 214,056 shares owned by Cambridge and 22,000 shares owned by family members.

(6) Includes 1,564,293 shares of Common Stock owned by Mr. Nelson, 25,000 shares of Common Stock underlying currently exercisable options, and 3,129,798 shares of Common Stock owned by Felicity Ventures, Ltd, a limited partnership controlled by Mr. Nelson and members of his family.

(7) Includes 7,045,462 shares of Common Stock owned by Mr. Oliver, 100,000 shares of Common Stock underlying currently exercisable options, 1,127,079 shares of Common Stock beneficially owned through U.S. Rig & Equipment, Inc., an entity that is wholly-owned and controlled by Mr. Oliver, 23,876 shares of Common Stock beneficially owned through Mr. Oliver's minor children and 495,312 shares of Common Stock owned by the Oliver Family Trust for the benefit of Mr. Oliver's children. Mr. Oliver disclaims beneficial ownership of shares of Common Stock owned by U.S. Rig and Equipment, his children and the trust.

(8) Includes 51,000 shares of Common Stock owned by Mr. Webster, 100,000 shares of Common Stock underlying currently exercisable options, and 7,473,849 shares of Common Stock beneficially owned through SCP, of which Mr. Webster is a general partner.

(9) Includes 117,760 shares of Common Stock underlying currently exercisable options and 1,633 shares of Common Stock held in the Grey Wolf Drilling Company 401(k) Plan (the "401(k) Plan").

(10) Includes 410,000 shares of Common Stock underlying currently exercisable option and 2,222 shares of Common Stock held in the 401(k) Plan.

(11) Includes 1,000 shares of Common Stock owned by Mr. Guedry, 76,500 shares of Common Stock underlying currently exercisable option and 1,133 shares of Common Stock held in the 401(k) Plan.

(12) Represents shares of Common Stock underlying currently exercisable options.

Certain Shareholders

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person, other than Company's directors, nominees for director and executive officers, who are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

                                                      SHARES BENEFICIALLY OWNED
                                                          AT MARCH 15, 2001
NAME AND ADDRESS OF BENEFICIAL                        ------------------------
  OWNER, IDENTITY OF GROUP                              NUMBER         PERCENT
------------------------------                        ----------       -------
FMR Corp.(1).................................          9,260,240         5.2%
     82 Devonshire Street
     Boston, Massachusetts 02109

Franklin Resources, Inc.(2)..................         13,520,000         7.5%
     777 Mariners Island Boulevard
     San Mateo, California 94404

----------

(1)  As reported on Schedule 13G dated February 14, 2001.
(2)  As reported on Schedule 13G dated February 2, 2001.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following tables reflects the compensation for services to the Company for the years ended December 31, 2000, 1999, and 1998 for (i) the Chief Executive Officer of the Company, and (ii) the four most highly compensated executive officers of the Company, other than the Chief Executive Officer (collectively, the "Named Executive Officers").

                                                                                           LONG TERM COMPENSATION
                                             ANNUAL COMPENSATION               ----------------------------------
                                  -----------------------------------------            AWARDS             PAYOUTS
                                                                 OTHER         ----------------------     -------
                                                                 ANNUAL        RESTRICTED                             ALL OTHER
                                          SALARY     BONUS     COMPENSATION      STOCK                    LTIP      COMPENSATION(1)
NAME AND PRINCIPAL POSITION      YEAR      ($)        ($)          ($)          AWARD(S)      OPTIONS     PAYOUTS         ($)
----------------------------     ----     -------   -------    ------------    -----------    -------     -------   --------------
Thomas P. Richards..........     2000     375,000   253,125          --             --        400,000       --            8,232
  Chairman, President and        1999     375,000        --          --             --        500,000       --            8,994
  Chief Executive Officer        1998     375,000        --          --             --        147,700       --            9,232
Ronnie E. McBride...........     2000     200,000    81,000          --             --        110,000       --            6,177
  Senior Vice President--        1999     200,000        --          --             --        200,000       --            6,528
  Operations                     1998     200,000        --          --             --         80,000       --            5,196
David W. Wehlmann...........     2000     175,000    74,925          --             --        110,000       --            4,773
  Senior Vice President,         1999     165,000        --          --             --        169,000       --            6,855
  Chief Financial Officer and    1998     165,000        --          --             --        114,300       --            8,351
  Secretary
Edward S. Jacob, III .......     2000     165,000    66,825          --             --        110,000       --            2,423
  Senior Vice President -        1999     145,625        --        16,316           --        100,000       --              441
  Marketing
Gary D. Lee.................     2000     162,731    66,825          --             --        110,000       --            4,078
  Senior Vice President -        1999     150,000        --          --             --        144,000       --            7,102
  Human Resources                1998     150,000        --          --             --         61,600       --            4,152

----------
(1) Consists of cash amounts contributed by the Company to match a portion of the executive's contributions under the 401(k) Plan and group term life insurance provided to employees.

EMPLOYEE OPTIONS

         Under the Company's 1982 Stock Option and Long-Term Incentive Plan for Key Employees (the "1982 Employee Plan") and 1996 Employee Stock Option Plan (the "1996 Employee Plan"), options to acquire shares of Common Stock may be granted to executive officers and other employees. As of December 31, 2000, an aggregate of 5,453,175 options to purchase Common Stock were outstanding under the 1982 Employee Plan and 1996 Employee Plan and 3,527,525 options to purchase Common Stock remained available for future grant under these plans. During 2000, options to purchase 840,000 shares of Common Stock were granted to the Named Executive Officers under the 1996 Employee Plan.

         During 2000, no options to purchase shares of Common Stock were granted to the Named Executive Officers under the 1982 Employee Plan. The Board of Directors suspended the 1982 Employee Plan in March 1999. The suspension of the 1982 Employee Plan will not impair the rights of a holder of an outstanding option granted under the 1982 Employee Plan.

OPTION GRANTS TABLE

         Options granted in 2000 vest in equal installments of one-fifth on the first through the fifth anniversaries of the date of grant and expire 10 years from the date of grant. The following table provides information concerning stock options granted to the Named Executive Officers during the year ended December 31, 2000.

                                                   INDIVIDUAL GRANTS
                                ----------------------------------------------------    POTENTIAL REALIZABLE
                                               % OF TOTAL                                 VALUE AT ASSUMED
                                 NUMBER OF       OPTIONS                              ANNUAL RATES OF STOCK PRICE
                                SECURITIES     GRANTED TO                                   APPRECIATION FOR
                                UNDERLYING      EMPLOYEES                                    OPTION TERM
                                  OPTIONS          IN         EXERCISE    EXPIRATION  ---------------------------
                                  GRANTED      FISCAL YEAR      PRICE        DATE         5%            10%
                                ----------     -----------    --------    ----------   --------     ----------
Thomas P. Richards............    400,000            25.3%     3.0625      02/24/10    $770,403     $1,952,283
Ronnie E. McBride.............    110,000             7.0%     3.0625      02/24/10     211,861        536,878
David W. Wehlmann.............    110,000             7.0%     3.0625      02/24/10     211,861        536,878
Edward S. Jacob, III..........    110,000             7.0%     3.0625      02/24/10     211,861        536,878
Gary D. Lee...................    110,000             7.0%     3.0625      02/24/10     211,861        536,878

OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth information with respect to options exercised by each of the Named Executive Officers during 2000 and the value at December 31, 2000 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of Common Stock from the date of grant through December 31, 2000 (when the fair market value of Common Stock was $5.875 per share). The actual value realized upon option exercise will depend on the value of the Common Stock at the time of exercise.

                                                                     NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN-THE-
                                 -------------------------          OPTIONS HELD AT YEAR END           MONEY OPTIONS AT YEAR END
                                   SHARES         VALUE         --------------------------------   -------------------------------
                                  ACQUIRED       REALIZED       EXERCISABLE        UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
                                 -----------    ----------      -----------        -------------   -----------       -------------
Thomas P. Richards..........       400,000(1)   $1,209,375(1)     1,259,080(2)        888,620       $5,413,333         $3,260,624
Ronnie E. McBride...........        90,000         321,250          352,000           318,000        1,428,000          1,186,375
David W. Wehlmann...........             0              --          135,520           327,780          442,130          1,139,164
Edward S. Jacob, III........        20,000          67,500           20,000           170,000          100,000            609,375
Gary D. Lee.................       118,200         203,925           24,640           322,160           44,660          1,125,165

---------

(1) Includes 150,000 options exercised with a realized value of $459,375 by a limited partnership controlled by Mr. Richards for the benefit of his children.

(2) Includes 450,000 exercisable options owned by a limited partnership controlled by Mr. Richards for the benefit of his children.

                          COMPENSATION COMMITTEE REPORT

TO OUR SHAREHOLDERS

         The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of three independent, non-employee directors who have no "interlocking" relationships with the Company. The Compensation Committee exists to develop executive compensation policies that support the Company's strategic business objectives and values. The duties of this committee include:

         o reviewing and approving the design of executive compensation programs and all salary arrangements that Company executives receive;

         o assessing the effectiveness of the programs in light of compensation policies; and

         o        reviewing executive performance.

COMPENSATION PHILOSOPHY

         The Compensation Committee adheres to an executive compensation philosophy that supports the Company's business strategies. These strategies are to:

         o        increase shareholder value;

         o        strengthen cash flow; and

         o be the leading provider of products and services within the markets that the Company operates.

         The Compensation Committee's philosophy for executive compensation is to:

         o emphasize at-risk compensation, while balancing short-term and long-term compensation to support the Company's business and financial strategic goals;

         o reflect positive, as well as negative, Company and individual performance in pay;

         o encourage equity-based compensation to reinforce management's focus on shareholder value; and

         o provide competitive pay opportunities that will attract, retain, and develop executive talent.

         Company executives participate in a comprehensive compensation program that is built around this four-pronged philosophy. The key components of this program include base salary, annual bonus opportunities and long-term stock based incentives.

         Each of these components is reviewed by the Compensation Committee. To ensure that the compensation of the Company's executives is comparable to market practices, the Compensation Committee collects competitive market data from multiple external sources on comparable drilling companies. This market information, which is reviewed annually by the Compensation Committee, is used for assessing all components of an executive's compensation. The Compensation Committee believes that, taken as a whole, the Company's executive compensation program is competitive within its industry.

BASE SALARY

         Generally, salaries reflect an individual's level of responsibility, prior experience, breadth of knowledge, personal contributions (past and future), position within the Company's executive structure, and market pay practices. Overall, salaries are targeted at the median of the market practice, with annual adjustments based upon performance. When making annual adjustments, a qualitative assessment of performance is conducted, which considers many factors including individual performance, both past and present. The factors used in making this evaluation may vary by position.

         Mr. Richards' 1999 annual base salary was $375,000. For 2000, Mr. Richards did not receive any increase in base salary. However, as discussed below, Mr. Richards did receive options to purchase Common Stock for his guidance and contributions to the Company during the recent industry downturn. Mr. Richards' total compensation package remains heavily weighted toward equity based incentives in the form of stock options.

ANNUAL BONUS

         To support its short-term financial focus, the Company provides annual bonus opportunities. For fiscal year 2000, as well as in the prior year, annual bonuses were based on the achievement of a minimum level of Company financial performance as well as the Compensation Committee's evaluation of the Named Executives' performance. In addition, specific goals attributable to the Company's overall safety record are part of each executive's incentive package. The Compensation Committee believes the goals associated with bonus payments are achievable yet require considerable effort and innovation on the part of each executive. Named Executives only receive payments under the plan if the minimum level of financial performance is reached. If the minimum level of financial performance is exceeded, bonus payments are increased. Bonus awards are considered when the Compensation Committee reviews the Company's financial performance after the close of the fiscal year.

         On the basis of the criteria listed above, the following bonuses were awarded and paid subsequent to December 31, 2000, to the named executive officers for their fiscal 2000 performance: Mr. Richards at $253,125, Mr. McBride $81,000, Mr. Wehlmann $74,925, Mr. Jacob $66,825, and Mr. Lee $66,825.
For fiscal year 1999, neither Mr. Richards nor any other Named Executive received an annual bonus. The absence of annual bonuses in 1999 reflected the overall depressed market conditions in the land drilling industry and did not reflect the performance of Mr. Richards or any other Named Executive.

LONG-TERM INCENTIVES

         The 1996 Employee Plan provides executives with equity-based opportunities to earn additional compensation based upon Company and stock performance over the mid- to long-term. Use of such incentives focuses management on the long-term interest of shareholders. The Compensation Committee considers multiple factors when determining award sizes.

         Stock options are granted to Company executives to provide an equity-based incentive component to their compensation. Under the 1996 Employee Plan, stock options are granted at exercise prices equal to fair market value of the underlying Common Stock on the date of grant. Executives do not realize value unless the stock price rises above the price on the date of grant. This reflects the Company's focus on increasing shareholder value.

         During the fiscal year 2000, the Company granted Mr. Richards options to acquire 400,000 shares of Common Stock at the exercise price of $3.0625 per share. The exercise price for these options was equal to the fair market value of the underlying Common Stock on the date of grant, and reflect the Compensation Committee's continued focus on the "at risk" component of Mr. Richards' and the Named Executives total compensation. In fiscal year 1999, the Company granted Mr. Richards options to purchase 500,000 shares of Common Stock. As discussed above, annual bonuses were not awarded in 1999 based on existing industry and market conditions, however, Mr. Richards and the other Named Executives received option grants for their continued service to, and guidance of, the Company during the industry downturn.

CONCLUSION

         The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit.

         The Compensation Committee will continue to monitor the effectiveness of the Company's total compensation programs to meet the current needs of the Company.

COMPOSITION OF THE COMPENSATION COMMITTEE

         Members of the Compensation Committee owned, controlled or represented approximately 6.8% of the outstanding Common Stock and, accordingly, also maintain a substantial interest in the Company's financial performance.

                                    Compensation Committee:

                                            Frank M. Brown

                                            James K.B. Nelson

                                            Steven A. Webster

EMPLOYMENT AGREEMENTS

         Messrs. Richards, McBride, Jacob and Lee were employed under agreements pursuant to which each received (i) an annual salary of $275,000, $150,000, $150,000 and $130,000, respectively and (ii) a bonus at the sole discretion of the Board of Directors. In February 1998, the Company entered into an employment agreement with Mr. Wehlmann by which he would receive (i) an annual salary of $165,000 and (ii) a bonus at the sole discretion of the Board of Directors. Each of these employment agreements also provided for the grant of options to purchase Common Stock as set for above under "--Employee Options." In October 1997, the Board of Directors approved increases in the annual salaries of Messrs. Richards and McBride to $375,000 and $200,000, respectively. In November 1999, the Board of Directors approved an increase in the annual salary of Mr. Jacob to $165,000 and in July 2000, the Board of Directors approved increases in the annual salaries of Mr. Wehlmann and Mr. Lee to $185,000 and $165,000, respectively. The employment agreement for Mr. Richards was renewed by its terms for a period of three years in September 1999. The employment agreements for Messrs. McBride, Jacob, Wehlmann and Lee were renewed by their terms for a period of one year in September 2000, January, February and March 2001, respectively. Pursuant to the employment agreements, in the event of a "Change in Control" (as defined) or other termination if without cause, each of these executives shall be paid the greater of (i) his annual salary and bonus for the number of months remaining under the term of the employment agreement, and (ii) his annual salary for a period of one year (three years in the case of Mr. Richards).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and shareholders who own more than 10% of the Common Stock, to file reports of stock ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange (the "AMEX") and to furnish the Company with copies of all such reports they file. Based solely on a review of the copies of the
Section 16(a) reports furnished to the Company, or written representations that no reports were required, it believes that during fiscal year 2000, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with.

STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder returns on the Common Stock, the AMEX market value index and a Peer Group Index. The graph assumes that $100 was invested on December 31, 1994, in the Common Stock and in each index and that any cash dividends were reinvested. The Company has not declared any dividends during the period covered by this graph.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG GREY WOLF, INC., THE AMEX MARKET VALUE INDEX AND A PEER GROUP

                                     [GRAPH]


                            DEC-95     DEC-96     DEC-97     DEC-98     DEC-99     DEC-00
                            -------    -------    -------    -------    -------    -------
Grey Wolf, Inc.             $100.00    $375.00    $725.00    $100.00    $383.33    $783.33
Peer Group(1)               $100.00    $175.61    $266.15    $111.67    $214.59    $418.80
AMEX Market Value           $100.00    $101.59    $127.06    $136.38    $174.22    $179.02


(1) Consists of Nabors Industries, Inc., Parker Drilling Company, UTI Energy Corp., Helmerich & Payne, Precision Drilling Corporation and Patterson Energy, Inc. All of the members of the Peer Group are providers of contract oil and gas land drilling services.

         This graph depicts the past performance of the Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.

         The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

                             AUDIT COMMITTEE REPORT

TO OUR SHAREHOLDERS

         The Audit Committee of the Board of Directors (the "Committee") exists to provide an independent, objective oversight of the Company's accounting functions and internal controls. Under the rules of the American Stock Exchange, all of the members of the Committee are independent. The Committee operates under a written charter adopted by the Board of Directors on May 9, 2000. A copy of this charter is attached to this proxy statement as Appendix A.

         The Committee has reviewed and held discussions with management and KPMG LLP, the Company's independent auditors on the audited financial statements for fiscal year 2000. The Committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgements as to quality, not just the acceptability, of the Company's accounting functions and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. In addition, the Committee has received a written statement from KPMG LLP describing all relationships between the independent auditors and the Company that may impact their objectivity and independence as required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP any relationships that may impair its independence and satisfied itself as to their independence.

         The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to accountant independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

         Based on the Committee's review of the audited financial statements and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                    Audit Committee:

                                            Frank M. Brown

                                            William T. Donovan

                                            James K.B. Nelson


INDEPENDENT AUDITORS

         KPMG LLP, has served as the independent auditors of the Company since October 1996. Upon the recommendation of the Committee, the Board of Directors has approved the selection of KPMG LLP to serve as independent auditors for the fiscal year ending December 31, 2001. It is not proposed that any formal action be taken at the Meeting with respect to the continued employment of KPMG LLP, inasmuch as no such action is legally required. Representatives of KPMG LLP plan to attend the Meeting and will be available to answer questions, and will have an opportunity to make a statement if they so desire, although it is not expected that any statement will be made.

         The following table sets forth the fees the Company incurred in fiscal year 2000 for services performed by KPMG LLP:

Audit Fees...................                 $111,250
All Other Fees...............                  104,647
                                              --------
         TOTAL...............                 $215,897
                                              ========


The Company did not require KPMG LLP to provide services related to information systems design and implementation.

DISTRIBUTION OF ANNUAL REPORTS TO SHAREHOLDERS

         The annual report to shareholders covering the fiscal year ended December 31, 2000, has been mailed to each shareholder entitled to vote at the Meeting.

SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2002 annual meeting of shareholders is required to submit such proposals to the Company on or before December 3, 2001.

         Shareholders that intend to present a proposal that will not be included in the proxy statement for the Company's 2002 Meeting must give written notice of a shareholder's intent to submit such a proposal on or after December 3, 2001 but not later than February 1, 2002. The notice submitted by a shareholder should include a statement that the proponent intends to solicit the necessary percentage of shareholder votes to carry the proposal supported by evidence that the stated percentage will actually be solicited.

COST OF SOLICITING PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to their clients who are beneficial owners of Common Stock.

                                            By Order of the Board of Directors,



                                            DAVID W. WEHLMANN,
                                            Secretary

March 30, 2001

                                   APPENDIX A

                                 GREY WOLF, INC.

                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                       (As initially adopted May 9, 2000)

I.       PURPOSE

         The Audit Committee is a standing committee of the Board of Directors (the "Board") of Grey Wolf, Inc., a Texas corporation (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

         o Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

         o Reviewing the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally;

         o Reviewing the audit efforts of the Company's independent auditors; and

         o Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

         Directors with any of the following relationships will not be considered independent:

         o a director being employed by the Company or any of its affiliates for the current year or any of the past three years;

         o a director accepting any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service or benefits under a tax-qualified retirement plan or non-discretionary compensation;

         o a director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

         o a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

         o a director being employed as an executive of another company where any of the Company's executives serves on that company's compensation committee.

         A director who is not independent and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interest of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

         All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or will be able to do so within a reasonable period of time after appointment to the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve on the Committee for a term coinciding with their staggered Board term. If a Chair of the Committee is not appointed by the Board, the Committee shall itself elect a Chair.

III.     MEETINGS

         The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The purpose of the two scheduled meetings of the audit committee is to review and approve the annual financial results of the Company prior to release and to review and approve the scope of the annual audit to be performed by the Company's independent auditors. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company's financial statements consistent with IV. 4 below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         Documents/Reports Review

         1. Review and reassess the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the Regulations of the Securities and Exchange Commission ("SEC").

         2. Review the Company's annual audited financial statements and any reports or other financial information prior to filing with, or distribution to, the SEC, any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, estimates and judgments.

         3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Committee should also review significant findings prepared by the independent auditors, with management's responses, the status of management's responses to previous recommendations from the independent auditors and the status of any previous instructions to management from the Committee.

         4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing with the SEC or distribution to persons outside of the Company. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item
                  10). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

V.    INDEPENDENT AUDITORS

         6. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the independent auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         7. Approve the fees and other significant compensation to be paid to the independent auditors.

         8. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         9. Review the independent auditors audit plan C discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         10. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

         11. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.


         Legal Compliance

         12. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Matters

         13. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

         14. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

         15. Review financial and accounting personnel succession planning with the company.

         16. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

         17. Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

         18. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.


         I, David W. Wehlmann, do hereby certify that I am the duly elected Secretary of the Company and that the above is a true and correct copy of the Charter for the Audit Committee adopted at a meeting of the Board of Directors on May 9, 2000, and that this Charter is now in full force and effect.

                                                /s/ David W. Wehlmann
                                                ----------------------------
                                                David W. Wehlmann, Secretary

(FRONT SIDE OF PROXY CARD)

PROXY                           GREY WOLF, INC.                            PROXY

     PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 15, 2001

     The undersigned shareholder of Grey Wolf, Inc., a Texas corporation (the "Company"), hereby appoints Thomas P. Richards, David W. Wehlmann, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to vote all of the shares of common stock, par value $.10 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Adam's Mark Hotel, 2900 Briarpark Drive, Houston, Texas 77042 on May 15, 2001 at 8:30 a.m., Houston time, and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES AS SET FORTH ON THE REVERSE AS CLASS II DIRECTORS.

THIS PROXY IS TO BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF JAMES K. B. NELSON AND ROBERT E. ROSE AS CLASS II DIRECTORS.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                   PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
                           BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                GREY WOLF, INC.

                                  MAY 15, 2001

(REVERSE SIDE OF PROXY CARD)

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of        FOR (except as         WITHHOLD     Nominees:    James K. B. Nelson
   Class II           marked to the            VOTE                    Robert E. Rose
   Directors          contrary below)

                           [ ]                  [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.)

-----------------------------

2. As such proxies may in their discretion determine upon such other matters (including procedural and other matters relating to the conduct of the meeting), as may properly be presented to the annual meeting and any adjournments or postponements thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

Signature(s) of Shareholder                                      Dated this
                           ------------------------------------
              day of                      2001.
------------         -------------------,

Note: Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.